Intercreditor Agreement

This Intercreditor Agreement is made and entered into this 20 day of April, 2009 by and among PFGI II, LLC, a Colorado limited liability company ("PFGI"); GOLDEN BRIDGE, LLC, a Colorado limited liability company ("Golden Bridge"); and Good Times Drive Thru, Inc., a Colorado corporation, and Good Times Restaurants Inc., a Nevada corporation (together, "GTIM").

Recitals

1.         PFGI has made a loan to GTIM in the principal amount of $2,500,000 (the "PFGI Loan") and Golden Bridge has made a loan to GTIM in the principal amount of $185,000 (the "Golden Bridge Loan" and together with the PFGI the "Loans").  PFGI and Golden Bridge are each referred to as a "Lender" and together the "Lenders."

2.         The PFGI Loan and the Golden Bridge Loan are each pursuant to and evidenced by a Loan Agreement and a Promissory Note ("Loan Agreements" and "Promissory Notes" and together the "Loan Documents").

3.         GTIM's obligations under the PFGI Loan are secured by (a) first priority deeds of trust encumbering the GTIM properties described on Exhibit A hereto, and (b) first priority security interests in the GTIM properties described on Exhibit B hereto (together, the "Collateral").

Agreement

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PFGI, Golden Bridge and GTIM agree as follows:

1.                  Definitions.

Except as otherwise provided herein, terms defined in the Loan Agreements shall have the same meanings when used herein.  Terms defined in the singular shall have the same meaning when used in the plural and vice versa.  As used herein, the term:

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"Lenders Pro Rata Shares" means the following allocations:  PFGI 93.1%; and Golden Bridge 6.9%, except as set forth in Section 2 below.

"Majority of Lenders" means Lenders owning and holding more than fifty percent of the aggregate Lenders Pro Rata Shares.

"Net Loan Payment" means the amount of each payment or other recovery on the Loans received by PFGI or Golden Bridge, less any and all costs and expenses of recovery including reasonable attorneys' fees and collection costs.

2.         Loan Payments.

Upon PFGI's or Golden Bridge's receipt of any payments of principal, interest or other amounts due with respect to the Loans, such Lender shall distribute to the other Lender such other Lender's Pro Rata Share of the Net Loan Payment so that each Lender receives its Lender's Pro Rata Share of each Net Loan Payment.  All funds disbursed by a Lender to the other Lender shall be in immediately available funds sent by wire transfer.  Notwithstanding anything to the contrary contained in this Section 2 or elsewhere in this Intercreditor Agreement, GTIM may at any time prepay in whole or in part the Golden Bridge Loan, with the prior written consent of PFGI which consent shall not be unreasonably withheld, after which the Lenders Pro Rata Shares shall be based upon the proportionate outstanding amounts of principal and interest of the PFGI Loan and the Golden Bridge Loan.

3.                  Covenants.

The Lenders make the following agreements and covenants, which shall continue so long as this Intercreditor Agreement is in effect and so long as the Loans are outstanding and unpaid:

3.1              Amendment of Loan Documents.

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The Lenders each agree that they will not renew, extend, amend or modify the Loan  Documents without the prior written consent of the Majority of Lenders.  Notwithstanding the foregoing, the consent of both Lenders shall be required with respect to amendments to any of the Loan Documents that would act to: (a) extend or increase the amount of the Loans, (b) postpone any date fixed by either of the Loan Agreements or any other Loan Documents for any payment or mandatory prepayment of principal, interest, fees or other amounts due to either of the Lenders, (c) change the definition of Lenders Pro Rata Shares, (d) release the liability of GTIM, (e) permit the sale, transfer, pledge, mortgage or assignment of any Collateral except as expressly permitted under the Loan Documents, or (f) transfer or release any lien on or transfer or sell any Collateral, except as expressly permitted under the Loan Documents.

3.2              Subordination of Future Indebtedness.

Any indebtedness of GTIM to any of the Lenders, other than the Loans, which may be secured by any or all of the Collateral, shall be subordinate in payment and lien priority to the Loans to the extent of the proceeds of the Collateral.

4.                  Default by GTIM.

4.1              Notice of Event of Default.

(a)                Within ten days of delivery of such notice of default to GTIM from one Lender, the Lenders shall consult with each other to determine a proposed course of action.  The Lenders shall take such action with respect to such default as shall be directed by a Majority of Lenders as they shall deem advisable in the interest of the Lenders, except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of both of the Lenders.

(b)               All money received from any enforcement actions, including the proceeds of a foreclosure sale of the Collateral, shall be applied:  First, to the Lenders for expenses incurred in connection with such default; and Second, pari passu to the Lenders in accordance with their respective Lenders Pro Rata Shares.

(c)                All losses with respect to sums payable pursuant to the Loan Documents or incurred in connection with the Loans and the Collateral shall be borne by the Lenders in accordance with the Lenders Pro Rata Shares.

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(d)               If any action is brought to collect on the Promissory Notes, or foreclose or enforce any of the other Loan Documents, such action shall (to the extent permitted under applicable law and the decisions of the court in which such action is brought) be an action brought by the Lenders, collectively, to collect on all or a portion of the Notes or otherwise enforce the Loan Documents, and counsel selected by the Majority of Lenders shall prosecute any such action on behalf of the Lenders, and the Lenders shall consult and cooperate with each other in the prosecution thereof.  The costs and expenses of foreclosure, to the extent not paid by GTIM within ten days after demand therefor, will be borne by the Lenders in accordance with the Lenders Pro Rata Shares.

(e)                If title is acquired to any of the Collateral after a foreclosure sale, nonjudicial foreclosure or by a deed in lieu of foreclosure, title shall be held by PFGI on behalf of and for the ratable benefit of the Lenders.

(f)                If PFGI acquires title to any of the Collateral during or after the foreclosure, all material decisions with respect to the possession, ownership, development, control, operation, leasing, management and sale of the Collateral shall be made by the Majority of Lenders.  All income or other money received after so acquiring title to or taking possession of the Collateral, including income from the operation and management of the Collateral and the proceeds of a sale of the Collateral, shall be applied:  First, to the payment or reimbursement of expenses incurred with respect to the Collateral not paid by GTIM; and Second, pari passu to the Lenders in accordance with the Lenders Pro Rata Shares.

5.                  General Provisions.

5.1              Independent Business.

Nothing in this Intercreditor Agreement shall in any way prohibit, restrict or limit the right of any Lender to generally engage in any kind of business with Borrower independent of this Intercreditor Agreement, including, without limitation, making loans to, issuing letters of credit for the account of, accepting deposits from, and acting as trustee in transactions with Borrower, as though such Lender was not a party to this Intercreditor Agreement and without any duty to account therefor to Lenders.

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5.2              Payment of Attorneys Fees.

Upon the occurrence of breach or default under this Intercreditor Agreement, the breaching or defaulting party agrees to pay to the non-breaching and non-defaulting parties all reasonable attorneys fees and legal expenses incurred as a result of such breach or default.

5.3              Third Party Beneficiaries.

The Intercreditor Agreement is made for the sole and exclusive benefit of Lenders and Agent and is not intended to benefit any other third party.  No third party, including Borrower, may claim any right or benefit or seek to enforce any term or provision of this Intercreditor Agreement.

5.4              GTIM Acknowledgment.  By its execution hereof, GTIM acknowledges the rights and obligations of the Lenders under this Intercreditor Agreement and covenants not to take any actions which conflict with such rights and obligations.

5.5              No Partnership or Joint Venture.

This Intercreditor Agreement is not intended to create and shall not be interpreted to create any partnership or joint venture between Lenders or with Agent.

5.6              Governing Law.

This Intercreditor Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

5.7              Severability of Invalid Provisions.

Any provision of this Intercreditor Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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5.8              Interpretation of Intercreditor Agreement.

The headings in this Intercreditor Agreement are inserted for convenience only and shall not be considered part of the Intercreditor Agreement nor be used in its interpretation.  All references in this Intercreditor Agreement to the singular shall be deemed to include the plural when the context so requires, and vice versa.  References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

5.9              Survival and Binding Effect of Representations, Warranties, and Covenants.

All agreements, representations, warranties, and covenants made herein shall survive the execution and delivery of this Intercreditor Agreement and shall continue in effect so long as any obligation contemplated by this Intercreditor Agreement or by the Loan Documents is outstanding.  All agreements, representations, warranties, and covenants in this Intercreditor Agreement shall bind the party making the same, and its successors and assigns, and all rights and remedies in this Intercreditor Agreement shall inure to the benefit of and be enforceable by each party for whom made, and their respective successors and assigns.

All representations, covenants, releases, statements of non-reliance, and disclaimers made herein shall also be for the protection  of, and inure to the benefit of, all officers, directors, employees, representatives, agents, and attorneys  of the parties hereto.

5.10          Revival Clause.

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If the incurring of any debt by Borrower or Agent or the payment of any money or transfer of property to Lenders by or on behalf of GTIM should for any reason subsequently be determined to be "voidable" or "avoidable" in whole or in part within the meaning of any state or federal law (collectively "voidable transfers"), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and any Lender is required to repay or restore any voidable transfers or the amount or any portion thereof, or upon the advice of Lender's counsel is advised to do so, then, any such amount or property repaid or restored, including all reasonable costs, expenses, and attorneys fees related thereto, shall be promptly reimbursed to Lender by the other Lender based upon the portion of such amount which was paid to each of the Lenders, and the liability of GTIM for such amount shall automatically be revived, reinstated, and restored and shall exist as though the voidable transfers had never been made.

5.11          Notices.

All notices or demands by any party to this Intercreditor Agreement shall, except as otherwise provided herein, be in writing and be sent as provided in the Loan Agreements.

5.12          Integrated Agreement and Subsequent Amendment.

This Intercreditor Agreement, together with the Loan Documents, constitutes the entire agreement among the Lenders and GTIM with respect to the maters set forth herein, and may not be altered or amended except by written agreement signed by the Lenders.  All other prior and contemporaneous agreements, arrangements  and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

5.13          Memorandum of Agreement.

The Lenders and GTIM agree to execute for filing and recording with respect to the public records applicable to the Collateral a memorandum setting forth in brief form the terms of this Intercreditor Agreement.

PFGI II, LLC

By: /s/ Fred  Gardner

Name: Fred Gardner

Title: Manager

GOLDEN BRIDGE, LLC

By: /s/ Eric W. Reinhard

Name: Eric W. Reinhard

Title: Manager

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GOOD TIMES DRIVE THRU, INC.                       GOOD TIMES RESTAURANT, INC.

By: :/s/ Boyd E. Hoback                                              By:/s/ Boyd E. Hoback

Name: Boyd E. Hoback                                              Name: Boyd E. Hoback

Title: President and CEO                                            Title: President and CEO

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EXHIBIT A

DEEDS OF TRUST

1535 Rocky Mountain Avenue, Loveland, Colorado 80538:

LOT 1, BLOCK 1, AMENDED PLAT OF TRACT A AND LOT 2, ROCKY MOUNTAIN VILLAGE 8TH SUBDIVISION, TO THE CITY OF LOVELAND, COUNTY OF LARIMER, STATE OF COLORADO.

AND

PARCEL 1:

LOT 1, BLOCK 1 ROCKY MOUNTAIN VILLAGE TWELTH SUBDIVISION, TO THE CITY OF LOVELAND, COUNTY OF LARIMER, STATE OF COLORADO.

PARCEL II:

OUTLOT A, C AND E, ROCKY MOUNTAIN VILLAGE TWELTH SUBDIVISION TO THE CITY OF LOVELAND, COUNTY OF LARIMER, STATE OF COLORADO.

PARCEL III:

EASEMENTS AND OTHER RIGHTS CONTAINED IN OPERATION AND EASEMENT AGREEMENT FOR CENTERRA MARKETPLACE II DATED EFFECTIVE OCTOBER 14, 2004 AND RECORDED OCTOBER 14, 2004 AT RECEPTION NO. 20040101536, COUNTY OF LARIMER, STATE OF COLORADO.

PARCEL IV: LOT 8, BLOCK 1, MCWHINNEY TENTH SUBDIVISION, TO THE CITY OF LOVELAND, COUNTY OF LARIMER, STATE OF COLORADO.

PARCEL V: EASEMENTS AND OTHER RIGHTS CONTAINED IN THE OPERATION AND EASEMENT AGREEMENT BY AND BETWEEN DAYTON HUDSON COPRORATION AND MCWHINNEY HOLDING COMPANY, LLC, RECORDED MARCH 3, 1998 AT RECEPTION NO. 98015993, COUNTY OF LARIMER, STATE OF COLORADO.

PARCEL VI: LOTS 1, 2 AND 3 BLOCK 1, AND OUTLET A, ROCKY MOUNTAIN VILLAGE THIRTEENTH SUBDIVISION TO THE CITY OF LOVELAND, COUNTY OF LARIMER, STATE OF COLORADO.

16522 Washington Street, Broomfield, CO 80023:

LOTS 1, 2, 4 AND 5, LARKRIDGE SUBDIVISION FILING NO. 1, A SUBDIVISION LOCATED IN THE WEST ONE-HALF OF SECTIION 2 AND THE EAST ONE-HALF OF SECTION 3, TOWNSHIP 1 SOUTH, RANGE 68 WEST OF THE SIXTH PRINCIPAL MERIDIAN, CITY OF THORNTON, COUNTY OF ADAMS, STATE OF COLORADO, ACCORDING TO THE OFFICIAL MAP THEREOF RECORDED OCTOBER 27, 2004 IN THE OFFICE OF THE CLERK AND RECORDER OF ADAMS COUNTY, COLORADO UNDER INSTRUMENT NO. 20041027001078770.

9130 Wadsworth Parkway, Westminster, CO 80021:

LOT 4, WESTGLENN SUBDIVISION FILING NO. 7, JEFFERSON COUNTY, COLORADO.

3230 Youngfield Service Road, Wheat Ridge, CO 80033:

Lot 2, Block 1, 70 WEST BUSINESS CENTER SUBDIVISION FILING NO. 3, a re-subdivision of Lot 4, Lot 6, and a part of Lots 1 and 7, 70 West Business Center and Lot 1 and Lot 2, 70 West Business Center Subdivision Filing No. 2 situated in the NW ¼ of Section 29, T. 3 S., R. 69 W., of the 6th P.M., City of Wheat Ridge, County of Jefferson, State of Colorado.

A-1

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15705 East Briarwood Circle, Aurora, Colorado 80016:

LOT 7, BLOCK 1, CORNERSTAR SUBDIVISION FILING NO. 2, COUNTY OF ARAPAHOE, STATE OF COLORADO.

4301 City Centre Road, Firestone, Colorado 80504:

LOT 3, FIRESTONE CITY CENTRE SUBDIVISION FILING NO. 2, AS PER THE PLAT THEREOF RECORDED MAY 2, 2008 AT RECEPTION NO. 3551426, COUNTY OF WELD, STATE OF COLORADO.

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EXHIBIT B

SECURITY INTERESTS

501 South College Avenue, Ft. Collins, Colorado 80524

PARCEL 1: A PART OF BLOCK 115, HARRISON'S ADDITION TO THE CITY OF FORT COLLINS, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF LOT 8 IN SAID BLOCK 115; THENCE SOUTH, ALONG THE EAST LINE OF SAID BLOCK, 74.98 FEET TO THE NORTHEAST CORNER OF A TRACT DESCRIBED IN BOOK 1253 AT PAGE 315, THENCE WEST, ALONG THE NORTH LINE OF SAID TRACT DESCRIBED IN BOOK 1253, AT PAGE 315, A DISTANCE OF 85 FEET; THENCE SOUTH PARALLEL WITH THE EAST LINE OF SAID BLOCK 115, A DISTANCE OF 25.01 FEET TO A POINT ON THE SOUTHERLY LINE OF LOT 7 IN SAID BLOCK;  THENCE WEST, ALONG SAID SOUTHERLY LINE, 40 FEET; THENCE NORTH, PARALLET LINE OF SAID BLOCK, 100 FEET TO A POINT ON THE NORTH LINE OF SAID LOT 8; THENCE EAST, ALONG SAID NORTH LINE, 125 FET TO THE POINT OF BEGINNING, COUNTY OF LARIMER, STATE OF COLORADO.

PARCEL 2: THE WEST 65 FEET OF LOTS 7 AND 8, IN BLOCK 115, HARRISON'S ADDITION TO THE CITY OF FORT COLLINS, COUNTY OF LARIMER, STATE OF COLORADO TOGETHER WITH THE EAST ½ OF VACATED ALLEY.

2050 26th Street, Boulder, Colorado 80301

ALL OF LOTS 4, 5, 6, 7 AND 8, BLOCK 12 AND LOTS 1, 2, 3, 4 AND 5, BLOCK 13, ALL IN PINE STREET ADDITION TO BOULDER, A SUBDIVISION IN THE COUNTY OF BOULDER, STATE OF COLORADO, ACCORDING TO THE RECORDED PLAT THEREOF; A PORTION OF VACATED 27TH STREET; AND, A 50.00 FOOT WIDE STRIP OF LAND LOCATED IN THE SW 1/4OF TH NW ¼ OF SECTION 29, T. 1 N., R. 70 W. OF THE 6TH P.M., CITY OF BOULDER, COUNTY OF BOIULDER, STATE OF COLORADO, ALL MORE PARTICULRLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE WEST LINE OF THE SW 1/4 OF SAID SECTION 29 WITH THE CENTERLINE OF PEARL STREET IN THE CITY OF BOULDER, FROM WHICH THE INTERSECTION OF THE CENERLINE OF SAID PEARL STREET WITH THE CENTERLINE OF 26TH STREET, IN THE CITY OF BOULDER BEARS N 75DEGREES00'34 E, THENCE N 00 DEGREES 16'39 W, 41.36 FEET ALONG THE WEST LINE OF THE SW ¼ OF SAID SECTION 29 TO THE NORTHERLY RIGHT-OF-WAY LINE OF SAID PEARL STREET; THENCE N 75DEGREES00'34 E, 810.04 FEET ALONG THE NORTHERLY RIGHT-OF-WAY LINE OF SAID PEARL STREET TO THE SOUTHWEST CORNER OF LOT 4 IN SAID BLOCK 12 AND THE TRUE POINT OF BEGINNING; THENCE CONTINUING N 75DEGREES 00'34 E, 531.89 FEET ALONG THE NORTHERLY LINE OF SAID PEARL STREET TO THE SOUTHEAST CORNER OF LOT 5 IN SAID BLOCK 13; THENCE N 00 DEGREES 18' 06W, 63.20 FEET ALONG THE EAST LINE OF LOT 5, IN SAID BLOCK 13 TO THE NORTHEAST CORNER THEREOF; THENCE S 75DEGREES 03'09 W, 38.00 FEET ALONG THE NORTHERLY LINE OF SAID BLOCK 13; THENCE N 13DEGREES 18' 38 E, 56.76 FEET TO A POINT ON A LINE 50.00 NORTHERLY, AS MEASURED AT RIGHT ANGLES FROM AND PARALLEL WITH THE NORTHERLY LINE OF SAID BLOCK 13; THENCE S 75DEGREES 03' 09 W, 536.89 FEET PARALLEL WITH THE NORTHERLY LINES OF SAID BLOCKS 13 AND 12; THENCE S 15 DEGREES 01; 06 E, 111.55 FEET ALONG THE WESTERLY LINE EXTENDED NORTHERLY AND ALONG THE WESTERLY LINE OF LOT 4 IN SAID BLOCK 12 TO THE TRUE POINT OF BEGINNING, SUBJECT TO ALL EASEMENTS, RESRVATIIONS, RESTRICTIONS, COVENANTS AND AGREEMENTS OF RECORD; AND, SUBJECT TO ALL EASEMENTS, OR CLAIMS OF EASEMENTS, NOT SHOWN ON THE GROUND; AND SUBJECT TO DISCREPANCIES, CONFLICTS OF BOUNDARY LINES, ENCROACHMENTS, AND ANY FACTS WHICH A CORRECT SURVEY AND INSPECTION OF THE PREMISES WOULD DISCLOSE AND WHICH ARE NOT SHOWN BY THE PUBLIC RECORDS.

B-1

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1535 Rocky Mountain Avenue, Loveland, Colorado 80538:

LOT 1, BLOCK 1, AMENDED PLAT OF TRACT A AND LOT 2, ROCKY MOUNTAIN VILLAGE 8TH SUBDIVISION, TO THE CITY OF LOVELAND, COUNTY OF LARIMER, STATE OF COLORADO.

AND

PARCEL 1:

LOT 1, BLOCK 1 ROCKY MOUNTAIN VILLAGE TWELTH SUBDIVISION, TO THE CITY OF LOVELAND, COUNTY OF LARIMER, STATE OF COLORADO.

PARCEL II:

OUTLOT A, C AND E, ROCKY MOUNTAIN VILLAGE TWELTH SUBDIVISION TO THE CITY OF LOVELAND, COUNTY OF LARIMER, STATE OF COLORADO.

PARCEL III:

EASEMENTS AND OTHER RIGHTS CONTAINED IN OPERATION AND EASEMENT AGREEMENT FOR CENTERRA MARKETPLACE II DATED EFFECTIVE OCTOBER 14, 2004 AND RECORDED OCTOBER 14, 2004 AT RECEPTION NO. 20040101536, COUNTY OF LARIMER, STATE OF COLORADO.

PARCEL IV: LOT 8, BLOCK 1, MCWHINNEY TENTH SUBDIVISION, TO THE CITY OF LOVELAND, COUNTY OF LARIMER, STATE OF COLORADO.

PARCEL V: EASEMENTS AND OTHER RIGHTS CONTAINED IN THE OPERATION AND EASEMENT AGREEMENT BY AND BETWEEN DAYTON HUDSON COPRORATION AND MCWHINNEY HOLDING COMPANY, LLC, RECORDED MARCH 3, 1998 AT RECEPTION NO. 98015993, COUNTY OF LARIMER, STATE OF COLORADO.

PARCEL VI: LOTS 1, 2 AND 3 BLOCK 1, AND OUTLET A, ROCKY MOUNTAIN VILLAGE THIRTEENTH SUBDIVISION TO THE CITY OF LOVELAND, COUNTY OF LARIMER, STATE OF COLORADO.

16522 Washington Street, Broomfield, CO 80023:

LOTS 1, 2, 4 AND 5, LARKRIDGE SUBDIVISION FILING NO. 1, A SUBDIVISION LOCATED IN THE WEST ONE-HALF OF SECTIION 2 AND THE EAST ONE-HALF OF SECTION 3, TOWNSHIP 1 SOUTH, RANGE 68 WEST OF THE SIXTH PRINCIPAL MERIDIAN, CITY OF THORNTON, COUNTY OF ADAMS, STATE OF COLORADO, ACCORDING TO THE OFFICIAL MAP THEREOF RECORDED OCTOBER 27, 2004 IN THE OFFICE OF THE CLERK AND RECORDER OF ADAMS COUNTY, COLORADO UNDER INSTRUMENT NO. 20041027001078770.

9130 Wadsworth Parkway, Westminster, CO 80021:

LOT 4, WESTGLENN SUBDIVISION FILING NO. 7, JEFFERSON COUNTY, COLORADO.

3230 Youngfield Service Road, Wheat Ridge, CO 80033:

Lot 2, Block 1, 70 WEST BUSINESS CENTER SUBDIVISION FILING NO. 3, a re-subdivision of Lot 4, Lot 6, and a part of Lots 1 and 7, 70 West Business Center and Lot 1 and Lot 2, 70 West Business Center Subdivision Filing No. 2 situated in the NW 1/4 of Section 29, T. 3 S., R. 69 W., of the 6th P.M., City of Wheat Ridge, County of Jefferson, State of Colorado. B-2

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